SHARE PURCHASE AND SALE AGREEMENT

                                 by and among

                         GREENSPACE CAPITAL, L.L.C.,

                           ACUTUS CAPITAL, L.L.C.,

                           GREENWORKS CORPORATION

                          and TELCO-TECHNOLOGY, INC.

                             September 24, 2004

                                  V.9-24-04

                      SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made as of the 24th day of  September, 2004

AMONG:

     TELCO-TECHNOLOGY, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 68 Skyview Terrace, Clifton, New Jersey 07013 ("TTXI")

     GREENWORKS CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 411 Hackensack Ave, Hackensack, New Jersey 07601 ("GreenWorks")

AND: GREENSPACE CAPITAL, L.L.C., a New Jersey limited liability company, having an address of PO Box 284, Mount Arlington, New Jersey 07856, and ACUTUS CAPITAL, L.L.C., a New Jersey limited liability company having an address of 411 Hackensack Ave, Hackensack, New Jersey 07601 (collectively, the "GreenWorks Shareholders")

WHEREAS:

A. The GreenWorks Shareholders own 100% of the presently issued and outstanding GreenWorks Shares;

B. GreenWorks owns 100% of the presently issued and outstanding shares of capital stock of ENVIRO-SCIENCES (OF DELAWARE), INC., a Delaware corporation ("ESI");

C. TTXI is a reporting company whose common stock is quoted on the OTC Bulletin Board; and

D. The respective Boards of Directors of TTXI, GreenWorks and the GreenWorks Shareholders deem it advisable and in the best interests of TTXI and GreenWorks that GreenWorks become a wholly-owned subsidiary of TTXI (the "Acquisition") pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                ARTICLE 1
                     DEFINITIONS AND INTERPRETATION

Definitions

1.1  In this Agreement the following terms will have the following meanings:

     (a) "Acquisition" means the Acquisition, at the Closing, of GreenWorks by TTXI pursuant to this Agreement;

     (b) "Acquisition Consideration" means the Acquisition Shares and the Demand Note, taken together;

     (c) "Acquisition Shares" means the 1,000,000 fully paid and non-assessable shares of TTXI Series A Convertible Preferred Stock to be issued to the GreenWorks Shareholders at Closing pursuant to the terms of the Acquisition, issued pursuant to the form of Certificate of Designation attached hereto as Exhibit 1.1(b);

     (d) "Agreement" means this share purchase agreement among TTXI, GreenWorks, and the GreenWorks Shareholders;

     (e) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

     (f) "Closing Date" has the meaning set forth in Section 9.1 of this Agreement;

     (g) "Demand Note(s)" means two (2) promissory notes of TTXI made payable to the GreenWorks Shareholders, respectively, in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000);

     (h) "TTXI Accounts Payable and Liabilities" means all accounts payable and liabilities of TTXI, on a consolidated basis, due and owing or otherwise constituting a binding obligation of TTXI and its subsidiaries (other than a TTXI Material Contract) as of the date hereof;

     (i) "TTXI Accounts Receivable" means all accounts receivable and other debts owing to TTXI, on a consolidated basis, as of the date hereof;

     (j) "TTXI Assets" means the undertaking and all the property and assets of the TTXI Business of every kind and description wheresoever situated including, without limitation, TTXI Equipment, TTXI Inventory, TTXI Material Contracts, TTXI Accounts Receivable, TTXI Cash, TTXI Intangible Assets and TTXI Goodwill;

     (k) "TTXI Business" means all aspects of any business conducted by TTXI and its subsidiaries;

     (l) "TTXI Cash" means all cash on hand or on deposit to the credit of TTXI and its subsidiaries on the Closing Date;

     (m) "TTXI Common Shares" means the shares of common capital stock of TTXI;

     (n) "TTXI Debt to Related Parties" means the debts owed by TTXI to any affiliate, director or officer of TTXI;

     (o) "TTXI Equipment" means all machinery, equipment, furniture, and furnishings used in the TTXI Business;

     (p) "TTXI Financial Statements" means, collectively, the audited consolidated financial statements of TTXI for the fiscal year ended December 31, 2003, and the unaudited consolidated financial statements of TTXI for the six month period ended June 30, 2004;

     (q) "TTXI Goodwill" means the goodwill of the TTXI Business including the right to all corporate, operating and trade names associated with the TTXI Business, or any variations of such names as part of or in connection with the TTXI Business, all books and records and other information relating to the TTXI Business, all necessary licenses and authorizations and any other rights used in connection with the TTXI Business;

     (r) "TTXI Intangible Assets" means all of the intangible assets of TTXI and its subsidiaries, including, without limitation, TTXI Goodwill, all trade-marks, logos, copyrights, designs, and other intellectual and industrial property of TTXI and its subsidiaries;

     (s) "TTXI Inventory" means all inventory and supplies of the TTXI Business as of the date hereof;

     (t) "TTXI Material Contracts" means the burden and benefit of and the right, title and interest of TTXI and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which TTXI or its subsidiaries are entitled whereunder TTXI or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

     (u) "Place of Closing" means the offices of Dunn Lambert, L.L.C., or such other place as TTXI, the GreenWorks Shareholders and GreenWorks may mutually agree upon;

     (v) "GreenWorks Accounts Payable and Liabilities" means all accounts payable and liabilities of GreenWorks and ESI, due and owing or otherwise constituting a binding obligation of GreenWorks and ESI (other than a GreenWorks or ESI Material Contract) as of the date hereof;

     (w) "GreenWorks Accounts Receivable" means all accounts receivable and other debts owing to GreenWorks or ESI, as of the date hereof;

     (x) "GreenWorks Assets" means all the property and assets of the GreenWorks Business of every kind and description wheresoever situated including, without limitation, GreenWorks Equipment, GreenWorks Inventory, GreenWorks Material Contracts, GreenWorks Accounts Receivable, GreenWorks Cash, GreenWorks Intangible Assets and GreenWorks Goodwill;

     (y) "GreenWorks Business" means all aspects of any business conducted by GreenWorks or ESI;

     (z) "GreenWorks Cash" means all cash on hand or on deposit to the credit of GreenWorks or ESI as of the date hereof;

     (aa) "GreenWorks Debt to Related Parties" means the debts owed by GreenWorks or ESI to the GreenWorks Shareholders or to any family member thereof, or to any affiliate, director or officer of GreenWorks, ESI or the GreenWorks Shareholders;

     (bb) "GreenWorks Equipment" means all machinery, equipment, furniture, and furnishings used in the GreenWorks Business;

     (cc) "GreenWorks Financial Statements" means, collectively, the audited consolidated financial statements of GreenWorks and ESI for the two fiscal years ended December 31, 2003, and the unaudited consolidated financial statements of GreenWorks for the six month period ended June 30, 2004, all of which are to be prepared and delivered at the time or times required by regulations of the Securities and Exchange Commission;

     (dd) "GreenWorks Goodwill" means the goodwill of the GreenWorks
Business together with the exclusive right of TTXI to represent itself as carrying on the GreenWorks Business in succession of GreenWorks subject to the terms hereof, and the right to use any words indicating that the GreenWorks Business is so carried on including the right to use the name "GreenWorks" or "The GreenWorks Company" or any variation thereof as part of the name of or in connection with the GreenWorks Business or any part thereof carried on or to be carried on by GreenWorks, the right to all corporate, operating and trade names associated with the GreenWorks Business, or any variations of such names as part of or in connection with the GreenWorks Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the GreenWorks Business, all necessary licenses and authorizations and any other rights used in connection with the GreenWorks Business;

     (ee) "GreenWorks Intangible Assets" means all of the intangible assets of GreenWorks, including, without limitation, GreenWorks Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of GreenWorks and its subsidiaries;

     (ff) "GreenWorks Inventory" means all inventory and supplies of the GreenWorks Business as of the date hereof;

     (gg) "GreenWorks Material Contracts" means the burden and benefit of and the right, title and interest of GreenWorks or ESI in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which GreenWorks or ESI is entitled in connection with the GreenWorks Business whereunder GreenWorks is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

     (hh) "GreenWorks Related Party Debts" means the debts owed by the GreenWorks Shareholders or by any family member thereof, or by any affiliate, director or officer of GreenWorks or the GreenWorks Shareholders, to GreenWorks; and

     (ii) "GreenWorks Shares" means the shares of capital stock of GreenWorks.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                  ARTICLE 2
                              THE ACQUISITION

Sale of Shares

2.1 The Greenworks Shareholders hereby agree to sell to TTXI the GreenWorks Shares in exchange for the Acquisition Consideration on the Closing Date and to transfer to TTXI on the Closing Date a 100% undivided interest in and to the GreenWorks Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2 The Acquisition Shares shall be allocated to the GreenWorks Shareholders on the basis of one Acquisition Share for each one GreenWorks Share held by a GreenWorks Shareholder, and the principal amount of the Demand Notes shall be allocated between the GreenWorks Shareholders in the same proportions.

Adherence with Applicable Securities Laws

2.2 The GreenWorks Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

     (a)  the sale is to TTXI;

     (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

     (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to TTXI an opinion of counsel to that effect or such other written opinion as may be reasonably required by TTXI.

     The GreenWorks Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

          NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

                                  ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF TTXI

Representations and Warranties

3.1 TTXI hereby represents and warrants to GreenWorks and the GreenWorks Shareholders, with the intent that GreenWorks and the GreenWorks Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

TTXI - Corporate Status and Capacity

     (a) Incorporation. TTXI is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

     (b) Carrying on Business. TTXI conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. TTXI is duly authorized to carry on such business, in good standing in Delaware and such other jurisdictions where the nature of its business requires it to be so authorized (such certificates of authority and good standing are included herewith in Exhibit 3.1(b)), except where the failure to be so authorized would not have a Material Adverse Effect. The nature of the TTXI Business does not require TTXI to register or otherwise be qualified to carry on business in any other jurisdictions;

     (c) Corporate Capacity. TTXI has the corporate power, capacity and authority to own the TTXI Assets and to enter into and complete this Agreement;

     (d) Reporting Status; Listing. TTXI is required to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the TTXI Common Shares are quoted on the NASD "Bulletin Board", and all reports required to be filed by TTXI with the Securities and Exchange Commission or NASD have been timely filed (the "Public Reports");


TTXI - Capitalization

     (e) Authorized Capital. The authorized capital of TTXI consists of 200,000,000 TTXI Common Shares, $0.001 par value and 20,000,000 shares of preferred stock, $0.001 par value, of which 28,974,944 TTXI Common Shares, and no shares of preferred stock, are presently issued and outstanding;

     (f) No Option, Warrant or Other Right.   No person, firm or corporation
has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of TTXI Common Shares or Preferred Stock, or for the purchase, subscription or issuance of any of the unissued shares in the capital of TTXI, except as disclosed in the Public Reports;

     (g) Compliant Issuance. All of the issued capital stock of TTXI has been issued in compliance with all federal and state securities laws;

TTXI - Records and Financial Statements

     (h) Charter Documents. The charter documents of TTXI have not been altered since its incorporation, except as filed with the Secretary of State of Delaware;

     (i) Corporate Minute Books. The corporate minute books of TTXI are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by TTXI which required director or shareholder approval are reflected on the corporate minute books of TTXI. TTXI is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws, any statute, rule or regulation or judgment, order or decree of any court or governmental authority, or any contract, agreement or other instrument to which TTXI is a party or by which TTXI or its properties or assets may be bound.

     (j) TTXI Financial Statements. The TTXI Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of TTXI, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the TTXI Business during the periods covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied;

     (k) TTXI Accounts Payable and Liabilities. There are no liabilities, contingent, disputed or otherwise, of TTXI which are not disclosed in Exhibit 3.1(k) hereto, and TTXI has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

     (l) TTXI Accounts Receivable. All the TTXI Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of TTXI, any basis for a claim by the obligor for set-off or counterclaim;

     (m) Disclosed Liabilities. Except as set forth in the TTXI Financial Statements or as disclosed in a disclosure schedule hereto, TTXI has no liabilities which would be required by GAAP to be set forth on a balance sheet of TTXI;

     (n) No Debt to Related Parties. Except as disclosed in Public Reports, TTXI is not, and on Closing will not be, indebted to any affiliate, director or officer of TTXI;

     (o) No Related Party Debt to TTXI. No director or officer or affiliate of TTXI is now indebted to or under any financial obligation to TTXI on any account whatsoever, except for advances on account of travel and other expenses;

     (p) No Dividends. No dividends or other distributions on any shares in the capital of TTXI have been made, declared or authorized since the date of TTXI Financial Statements;

     (q) No Payments. No payments of any kind have been made or authorized since the date of the TTXI Financial Statements to or on behalf of officers, directors, shareholders or employees of TTXI or under any management agreements with TTXI, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

     (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting TTXI;
     (s) No Adverse Events.  Since the date of the TTXI Financial Statements

         (i) there has not been any material adverse change in the consolidated financial position or condition of TTXI, its liabilities or the TTXI Assets or any damage, loss or other change in circumstances materially affecting TTXI, the TTXI Business or the TTXI Assets or TTXI's right to carry on the TTXI Business, other than changes in the ordinary course of business,

         (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting TTXI, the TTXI Business or the TTXI
Assets,

         (iii) there has not been any material increase in the compensation payable or to become payable by TTXI to any of TTXI's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

         (iv) the TTXI Business has been and continues to be carried on in the ordinary course,

         (v) TTXI has not waived or surrendered any right of material value, and

         (vi) TTXI has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business.

TTXI - Income Tax Matters

     (t) Tax Returns. All tax returns and reports of TTXI required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by TTXI or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

     (u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by TTXI. TTXI is not aware of any contingent tax liabilities or any grounds which would prompt a reassess-ment including aggressive treatment of income and expenses in filing earlier tax returns;

     (v) No Liens. No tax liens have been filed with respect to the assets of TTXI and no claims have been asserted in writing with respect to any taxes of TTXI.

     (w) Accruals. All taxes required to be accrued have been accrued or reserved on the books and records of TTXI in accordance with generally accepted accounting principles. TTXI has complied with all applicable laws, rules and regulations related to the payment and withholding of taxes and has duly and timely withheld from employees' salaries, wages and other compensation and have paid over the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

     (x) Assessment. No written agreement or other document extending the period of assessment or collection of any taxes, and no power of attorney with respect to any such taxes has been executed or filed with the IRS or any other taxing authority;

     (y) No Deficiencies. Neither the IRS nor any other taxing authority is as of the date of this Agreement asserting in writing against TTXI any deficiency or claim for additional taxes or any adjustment of taxes

TTXI - Applicable Laws and Legal Matters

     (z) Licenses. TTXI holds all licenses and permits as may be requisite for carrying on the TTXI Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the TTXI Business;

     (aa) Applicable Laws. TTXI has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to the violation of which would have a material adverse effect on the TTXI, and to TTXI's knowledge, TTXI is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees;

     (bb) Pending or Threatened Litigation. There is no litigation or administrative or governmental proceedings pending or threatened against, claimed or relating to TTXI, the TTXI Business, or any of the TTXI Assets nor does TTXI have any knowledge of any deliberate act or omission of TTXI that would form any material basis for any such action or proceeding (all pending or threatened litigation or claims or governmental proceedings are disclosed in the schedule attached hereto as Exhibit 3.1(bb));

     (cc) No Bankruptcy. TTXI has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against TTXI and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of TTXI;

     (dd) Labor Matters. TTXI is not a party to any collective agreement relating to the TTXI Business with any labor union or other association of employees and no part of the TTXI Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of TTXI, has made any attempt in that regard;

     (ee) Finder's Fees. TTXI is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

     (ff) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of TTXI. No consent or other action of the TTXI shareholders is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby;

     (gg) No Violation or Breach. Other than with respect to matters for which waivers will be obtained prior to the Closing Date, the execution and performance of this Agreement will not:

          (i) violate the charter documents of TTXI or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which TTXI is a party,

          (ii) give any person any right to terminate or cancel any agreement including, without limitation, the TTXI Material Contracts, or any right or rights enjoyed by TTXI ,

          (iii) result in any alteration of TTXI's obligations under any agreement to which TTXI is a party including, without limitation, the TTXI Material Contracts,

          (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against TTXI or the TTXI Assets,

          (v)  result in the imposition of any tax liability on TTXI, or

          (vi)  violate any court order or decree to which TTXI is subject;

The TTXI Assets - Ownership and Condition

     (hh) Business Assets. The TTXI Assets comprise all of the property and assets of the TTXI Business, and no other person, firm or corporation owns any assets used by TTXI in operating the TTXI Business, whether under a lease, rental agreement or other arrangement;

     (ii) Title. TTXI is the legal and beneficial owner of the TTXI Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims of any kind whatsoever, save and except as disclosed in the Public Reports;

     (jj) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of TTXI. TTXI is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

TTXI Assets - TTXI Equipment

     (kk) TTXI Equipment. The TTXI Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

TTXI Assets - TTXI Goodwill and Other Assets

     (ll) TTXI Goodwill. TTXI does not carry on the TTXI Business under any other business or trade names. TTXI does not have any knowledge of any infringement by TTXI or its subsidiaries of any patent, trademarks, copyright or trade secret;

The TTXI Business

     (mm) Maintenance of Business. Since the date of the TTXI Financial Statements, TTXI has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

TTXI - Acquisition Shares

     (nn) Acquisition Shares. The Acquisition Shares when delivered to the GreenWorks Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of TTXI, in all cases subject to the provisions and restrictions of all applicable securities laws.

TTXI - No Subsidiaries

     (oo) No Subsidiaries. TTXI does not own directly or indirectly any interest in any corporation, partnership, limited liability company or other entity of any kind.

Non-Merger and Survival

3.2 The representations and warranties of TTXI contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by GreenWorks or the GreenWorks Shareholders; the representations and warranties of TTXI shall survive the Closing and shall be enforceable against Donalson Capital Corporation ("DCC") pursuant to that certain Share Purchase Agreement referred to in Section 6.1(g) of this Agreement.

Indemnity and Survival

3.3 TTXI agrees to indemnify and save harmless GreenWorks and the GreenWorks Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses (a "Claim"), whether relating to any third parties or the parties hereto, including any payment made in good faith in settlement of any Claim (subject to the right of TTXI to defend any such Claim), resulting from (a) the breach by TTXI of any representation, warranty or covenant made under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by TTXI, DM or DCC to GreenWorks or the GreenWorks Shareholders hereunder; or (b) any Claim by China Toll Roads Holdings Limited relating to the letter of intent described in Section
4.1(b) below.  These indemnities shall survive the Closing.

                                  ARTICLE 4

                              COVENANTS OF TTXI

Covenants

4.1 TTXI covenants and agrees with GreenWorks and the GreenWorks Shareholders that it will:

     (a) Conduct of Business. Until the Closing, conduct the TTXI Business diligently and in the ordinary course consistent with the manner in which the TTXI Business generally has been operated up to the date of execution of this Agreement;

     (b) Preservation of Business. Until the Closing, use its best efforts to preserve the TTXI Business (including without limitation its corporate status and good standing, and good standing with the SEC and the NASD) and the TTXI Assets and, without limitation, preserve for GreenWorks, TTXI's relationship with any third party having business relations with it;

         (i) Exception; Cancellation or Expiration of Letter of Intent.
         TTXI shall cancel or shall have confirmed the expiration or other termination of its letter of intent with China Toll
         Roads Holdings Limited ("CTRHL"), directing such cancellation or confirmation in writing to CTRHL, and TTXI shall publicly disclose said cancellation, expiration or other termination in an appropriate press release prior to the execution hereof (copies of such notice of cancellation, expiration or other termination and press release shall be attached hereto as Exhibit 4.1(b)(i));

     (c) Access. Until the Closing, give GreenWorks, the GreenWorks Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of TTXI, and furnish to GreenWorks, the GreenWorks Shareholders and their representatives all such information as they may reasonably request;

     (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the TTXI Assets notwithstanding the change in control of GreenWorks arising from the Acquisition;

     (e) Filing of Form 14f1 and Form 8-K. Immediately upon signing of the Agreement, the parties shall cooperate with one another and complete the preparation of and TTXI shall (i) file with the Securities and Exchange Commission and mail to the shareholders of TTXI a report on Form 14f1 disclosing the impending change in control of TTXI, and (ii) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement;

     (f) Additional Due Diligence. Between the signing of this Agreement and the Closing, TTXI shall provide GreenWorks and the GreenWorks Shareholders with such additional information regarding recent operations of TTXI as they may reasonably request; and

     (g) Schedules and Exhibits. Between the signing of this Agreement and the Closing, TTXI shall deliver any schedules or exhibits required to be delivered by TTXI upon the signing of this Agreement, but not yet delivered as of the date hereof.

Authorization

4.2 TTXI hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting TTXI to release any and all information in their possession respecting TTXI to the GreenWorks Shareholders. TTXI shall promptly execute and deliver to the GreenWorks Shareholders any and all consents to the release of information and specific authorizations which the GreenWorks Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of GreenWorks and the GreenWorks Shareholders.

                                  ARTICLE 5

        REPRESENTATIONS AND WARRANTIES OF
THE GREENWORKS SHAREHOLDERS

Representations and Warranties

5.1 The GreenWorks Shareholders hereby jointly and severally represent and warrant in all material respects to TTXI, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Company Status and Capacity

     (a) Formation. Each of GreenWorks, ESI and the GreenWorks Shareholders is a company duly formed and validly subsisting under the laws of the States of Delaware and/or New Jersey;

     (b) Carrying on Business. GreenWorks and ESI carry on the GreenWorks Business primarily in New Jersey and, except as set forth in Exhibit 5.1(b), do not carry on any material business activity in any other jurisdiction. GreenWorks and ESI are duly authorized to carry on the GreenWorks Business in New Jersey and such other jurisdictions as are listed on Exhibit 5.1(b). The nature of the GreenWorks Business does not require GreenWorks or ESI to register or otherwise be qualified to carry on business in any other jurisdiction except where the failure to be so qualified would not have a Material Adverse Effect;

     (c) Legal Capacity. GreenWorks and ESI have the legal power, capacity and authority to own GreenWorks Assets, to carry on the GreenWorks Business
and to enter into and complete this Agreement.   Each of the GreenWorks
Shareholders has the legal power, capacity and authority to enter into and complete this Agreement;

GreenWorks - Capitalization

     (d) Authorized Capital. The authorized capital of GreenWorks consists of 100,000,000 GreenWorks Common Shares, $0.01 par value and 10,000,000 shares of blank check preferred stock, $0.01 par value. The authorized capital of ESI consists of 100,000,000 shares of common stock, $0.01 par value and 10,000,000 shares of blank check preferred stock, $0.01 par value;

     (e) Ownership of GreenWorks and ESI Shares. The issued and outstanding share capital of GreenWorks will on Closing consist of 1,000,000 shares of common stock (being the GreenWorks Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The GreenWorks Shareholders will be at Closing the registered and beneficial owners of the GreenWorks Shares. The GreenWorks Shares owned by the GreenWorks Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever. The issued and outstanding share capital of ESI will on Closing consist of 1,000,000 shares of common stock, which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. GreenWorks will be at Closing the registered and beneficial owners of the issued and outstanding ESI capital stock. The ESI capital stock owned by GreenWorks will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

     (f) No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of GreenWorks Shares held by the GreenWorks Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of GreenWorks. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of ESI shares held by GreenWorks or for the purchase, subscription or issuance of any of the unissued shares in the capital of ESI;

     (g) No Restrictions. There are no restrictions on the transfer, sale or other disposition of GreenWorks Shares contained in the charter documents of GreenWorks or under any agreement;

GreenWorks - Records and Financial Statements

     (h) Charter Documents. Except for the filing of a Certificate of Correction of the Certificate of Incorporation of GreenWorks, the charter documents of GreenWorks and ESI have not been altered since their respective dates of incorporation;

     (i) Minute Books. The minute books of GreenWorks and ESI are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by GreenWorks or ESI which required director or shareholder approval are reflected on the corporate minute books of GreenWorks and ESI. Neither GreenWorks nor ESI is in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

     (j) GreenWorks Financial Statements. The GreenWorks Financial Statements will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of GreenWorks and ESI as of the date thereof, and the sales and earnings of the GreenWorks
Business during the periods covered thereby, in all material respects, and will be prepared in substantial accordance with generally accepted accounting principles consistently applied;

     (k) GreenWorks Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of GreenWorks which will not be reflected in the GreenWorks Financial Statements, except those incurred in the ordinary course of business and GreenWorks has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

     (l) GreenWorks Accounts Receivable. Any GreenWorks Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the GreenWorks Shareholders, any claim by the obligor for set-off or counterclaim;

     (m) No Debt to Related Parties. Except as will be disclosed in the GreenWorks Financial Statements, GreenWorks is not and on Closing will not be, indebted to the GreenWorks Shareholders nor to any family member thereof, nor to any affiliate, director or officer of GreenWorks or the GreenWorks Shareholders except accounts payable on account of bona fide business transactions of GreenWorks incurred in normal course of GreenWorks Business, including employment agreements with the GreenWorks Shareholders, none of which are more than 60 days in arrears;

     (n) No Related Party Debt to GreenWorks. Except as will be set forth in the GreenWorks Financial Statements, no GreenWorks Shareholder nor any director, officer or affiliate of GreenWorks is now indebted to or under any financial obligation to GreenWorks on any account whatsoever, except for advances on account of travel and other expenses;

     (o) No Dividends. No dividends or other distributions on any shares in the capital of GreenWorks have been made, declared or authorized;

     (p) No Payments. No payments of any kind have been made or authorized to or on behalf of the GreenWorks Shareholders or to or on behalf of officers, directors, shareholders or employees of GreenWorks or under any management agreements with GreenWorks, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

     (q) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting GreenWorks, except as will be set forth in the GreenWorks Financial Statements;

     (r)  No Adverse Events. Since June 30, 2004:

          (i) there has not been any material adverse change in the consolidated financial position or condition of GreenWorks or ESI, their liabilities or the GreenWorks Assets or any damage, loss or other change in circumstances materially affecting GreenWorks, ESI, the GreenWorks Business or the GreenWorks Assets or GreenWorks's right to carry on the GreenWorks Business, other than changes in the ordinary course of business,

          (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting GreenWorks, the GreenWorks Business or the GreenWorks Assets,

          (iii) there has not been any material increase in the compensation payable or to become payable by GreenWorks to the GreenWorks Shareholders or to any of GreenWorks's officers, employees or agents or any bonus or payment made to or with any of them,

          (iv) the GreenWorks Business has been and continues to be carried on in the ordinary course,

          (v) Neither GreenWorks nor ESI have not waived or surrendered any right of material value,

          (vi) Neither GreenWorks nor ESI has discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business.

GreenWorks - Income Tax Matters

     (s) Tax Returns. All tax returns and reports of GreenWorks or ESI required by law to be filed will be filed and will be true, complete and correct, and any taxes payable in accordance with any return filed by GreenWorks or ESI or in accordance with any notice of assessment or reassessment issued by any taxing authority will be so paid;

     (t) Current Taxes. Adequate provisions will be made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by GreenWorks or ESI. Neither GreenWorks nor ESI is aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

GreenWorks - Applicable Laws and Legal Matters

     (u) Licenses. GreenWorks and ESI hold all licenses and permits as may be requisite for carrying on the GreenWorks Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the GreenWorks Business;

     (v) Applicable Laws. Neither GreenWorks nor ESI has been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the GreenWorks Business, and, to the knowledge of the GreenWorks Shareholders, neither GreenWorks nor ESI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the GreenWorks Business;

     (w) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to GreenWorks, ESI, the GreenWorks Business, or any of the GreenWorks Assets, nor do the GreenWorks Shareholders have any knowledge of any deliberate act or omission of GreenWorks or ESI that would form any material basis for any such action or proceeding;

     (x) No Bankruptcy. Neither GreenWorks nor ESI has made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against GreenWorks or ESI and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of GreenWorks or ESI;

     (y) Labor Matters. Neither GreenWorks nor ESI is not party to any collective agreement relating to the GreenWorks Business with any labor union or other association of employees and no part of the GreenWorks Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the GreenWorks Shareholders, has made any attempt in that regard;

     (z) Finder's Fees. Neither GreenWorks nor ESI is a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

     (aa) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of GreenWorks and the GreenWorks Shareholders;

     (bb) No Violation or Breach. The execution and performance of this Agreement will not

          (i) violate the charter documents of GreenWorks or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which GreenWorks is a party,

          (ii) give any person any right to terminate or cancel any agreement including, without limitation, GreenWorks Material Contracts, or any right or rights enjoyed by GreenWorks,

          (iii) result in any alteration of GreenWorks's obligations under any agreement to which GreenWorks is a party including, without limitation, the GreenWorks Material Contracts,

          (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the GreenWorks Assets,

          (v) result in the imposition of any tax liability to GreenWorks relating to GreenWorks Assets or the GreenWorks Shares, or

          (vi) violate any court order or decree to which either GreenWorks is subject;

GreenWorks Assets - Ownership and Condition


     (cc) Business Assets. The GreenWorks Assets, comprise all of the property and assets of the GreenWorks Business, and neither the GreenWorks Shareholders nor any other person, firm or corporation owns any assets used by GreenWorks in operating the GreenWorks Business, whether under a lease, rental agreement or other arrangement;

     (dd) Title. GreenWorks or ESI is the legal and beneficial owner of the GreenWorks Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

     (ee) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the GreenWorks Assets;

     (ff) No Default. There has not been any default in any material obligation of GreenWorks or ESI or any other party to be performed under any of GreenWorks Material Contracts, each of which is in good standing and in full force and effect and unamended, and neither GreenWorks nor ESI is aware of any default in the obligations of any other party to any of the GreenWorks Material
Contracts;

     (gg) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of GreenWorks or ESI. Neither GreenWorks nor ESI is obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

GreenWorks Assets - GreenWorks Equipment

     (hh) GreenWorks Equipment. The GreenWorks Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

GreenWorks Assets - Infringement

     (ii) GreenWorks Goodwill. The GreenWorks Shareholders do not have any knowledge of any infringement by GreenWorks or ESI of any patent, trademark, copyright or trade secret;

The Business of GreenWorks

     (jj) Maintenance of Business. The GreenWorks Business has been carried on in the ordinary course and GreenWorks has not entered into any material agreement or commitment except in the ordinary course; and

     (kk) Subsidiaries. Except for ESI, GreenWorks does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of the GreenWorks Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by TTXI, the representations and warranties of the GreenWorks Shareholders shall survive the Closing.

Indemnity

5.3 The GreenWorks Shareholders agree to indemnify and save harmless TTXI from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the GreenWorks Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by GreenWorks or the GreenWorks Shareholders to TTXI hereunder.

5.4 The copy of the Acquisition Agreement dated as of June 3, 2004 (the "ESI Asset Purchase Agreement") between Enviro-Sciences, Inc. ("Enviro-Sciences") and ESI, previously delivered to TTXI and attached hereto as Exhibit 5.4 is a true, correct and complete [redacted] copy. The GreenWorks Shareholders represent that they shall use their best efforts to complete the transactions contemplated thereby as soon as reasonably practicable. To the best knowledge of each of the GreenWorks Shareholders, no material representation or warranty by Enviro-Sciences, Inc. nor any statement or certificate furnished or to be furnished by Enviro-Sciences pursuant thereto or in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not false or misleading.
In addition, there are no facts or circumstances known to the GreenWorks Shareholders which, either along or in the aggregate, have a reasonable likelihood of preventing any of the transactions contemplated by the ESI
Asset Purchase Agreement from being completed.

                                ARTICLE 6
          COVENANTS OF GREENWORKS AND THE GREENWORKS SHAREHOLDERS

Covenants

6.1 GreenWorks and the GreenWorks Shareholders covenant and agree with TTXI that they will:

     (a) Conduct of Business. Until the Closing, conduct the GreenWorks Business diligently and in the ordinary course consistent with the manner in which the GreenWorks Business generally has been operated up to the date of execution of this Agreement;

     (b) Preservation of Business. Until the Closing, use their best efforts to preserve the GreenWorks Business and the GreenWorks Assets and, without limitation, preserve for TTXI GreenWorks's relationships with their suppliers, customers and others having business relations with them;

     (c) Access. Until the Closing, give TTXI and its representatives full access to all of the properties, books, contracts, commitments and records of GreenWorks relating to GreenWorks, ESI, the GreenWorks Business and the GreenWorks Assets, and furnish to TTXI and its representatives all such information as they may reasonably request;

     (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the GreenWorks
Assets, including the GreenWorks Material Contracts, notwithstanding the change in control of GreenWorks arising from the Acquisition;

     (e) Reporting and Internal Controls. From and after the Closing, the GreenWorks Shareholders shall forthwith take all required actions to implement internal controls on the business of GreenWorks to ensure that GreenWorks and TTXI comply with Section 13(b)(2) of the Securities and Exchange Act of 1934;


     (f) Delivery of GreenWorks Financial Statements. Within 75 days from the Closing Date (or 64 days if the Closing Date occurs after August 23, 2004), GreenWorks shall deliver the GreenWorks Financial Statements, including a signed audit report thereon, to TTXI;

     (g) Sale of DCC and DM Shares. Contemporaneously with the Closing hereof, TTXI shall cause DCC to sell 8,065,376 shares of TTXI common stock owned by DCC and shall cause DM to sell 6,002,500 shares of TTXI common stock owned by DM, pursuant to the terms and conditions of the Share Purchase Agreement
(attached hereto as Exhibit 6.1(g)), to be executed upon and performed immediately subsequent to the Closing hereof;

     (h) 1934 Act Reports. From and after the Closing Date, take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Securities Exchange Act of 1934; and

     (i) Schedules and Exhibits. Between the signing of this Agreement and the Closing, GreenWorks and the GreenWorks Shareholders shall deliver any schedules or exhibits required to be delivered by them upon the signing of this Agreement but not yet delivered as of the date hereof.

Authorization

6.2 GreenWorks hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting GreenWorks to release any and all information in their possession respecting GreenWorks to TTXI. GreenWorks shall promptly execute and deliver to TTXI any and all consents to the release of information and specific authorizations which TTXI reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of TTXI.


                                  ARTICLE 7
                            CONDITIONS PRECEDENT

Conditions Precedent in favor of TTXI

7.1 TTXI's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (a) all documents or copies of documents required to be executed and delivered to TTXI hereunder will have been so executed and delivered;

     (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by GreenWorks or the GreenWorks Shareholders at or prior to the Closing will have been complied with or performed;

     (c) title to the GreenWorks Shares held by the GreenWorks Shareholders and to the GreenWorks Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the GreenWorks Shares shall be duly transferred to TTXI;

     (d) subject to Article 8 hereof, there will not have occurred

         (i) any material adverse change in the financial position or condition of GreenWorks, its liabilities or the GreenWorks Assets or any damage, loss or other change in circumstances materially and adversely affecting GreenWorks, the GreenWorks Business or the GreenWorks Assets or GreenWorks's right to carry on the GreenWorks Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

         (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to GreenWorks or the GreenWorks Business (whether or not covered by insurance) materially and adversely affecting GreenWorks, the GreenWorks Business or the GreenWorks Assets;

     (e) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

     (f) The closing of the transactions contemplated by the ESI Asset Purchase Agreement shall have occurred.

Waiver by TTXI

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of TTXI and any such condition may be waived in whole or in part by TTXI at or prior to the Closing by delivering to GreenWorks a written waiver to that effect signed by TTXI. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, TTXI shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of GreenWorks and the GreenWorks Shareholders

7.3 The obligations of GreenWorks and the GreenWorks Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (a) all documents or copies of documents required to be executed and delivered to GreenWorks hereunder will have been so executed and delivered;

     (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by TTXI at or prior to the Closing will have been complied with or performed;

     (c) TTXI will have delivered (i) the Acquisition Shares to be issued pursuant to the terms of the Acquisition to the GreenWorks Shareholders at the Closing and the Acquisition Shares will be registered on the books of TTXI in the name of the GreenWorks Shareholders at the time of Closing, and
(ii) the Demand Notes to the GreenWorks Shareholders in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000), allocated as set forth in
Section 2.2 above.

     (d) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

     (e) GreenWorks and the GreenWorks Shareholders shall have completed a due diligence review of TTXI to the sole satisfaction of GreenWorks and the GreenWorks Shareholders;

     (f) subject to Article 8 hereof, there will not have occurred

         (i) any material adverse change in the financial position or condition of TTXI, its subsidiaries, their liabilities or the TTXI Assets or any damage, loss or other change in circumstances materially and adversely affecting TTXI, the TTXI Business or the TTXI Assets or TTXI's right to carry on the TTXI Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

         (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to TTXI or the TTXI Business (whether or not covered by insurance) materially and adversely affecting TTXI, its subsidiaries, the TTXI Business or the TTXI Assets;

     (g) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

     (h) The closing of the transactions contemplated by the ESI Asset Purchase Agreement shall have occurred.

Waiver by GreenWorks and the GreenWorks Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of GreenWorks and the GreenWorks Shareholders and any such condition may be waived in whole or in part by GreenWorks or the GreenWorks Shareholders at or prior to the Closing by delivering to TTXI a written waiver to that effect signed by GreenWorks and the GreenWorks Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, GreenWorks and the GreenWorks Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before October 15, 2004, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement and the ESI Asset Purchase Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement, the ESI Asset Purchase Agreement and all information and documents received from GreenWorks and TTXI and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that TTXI will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of TTXI's filings with the Securities and Exchange Commission.


                                 ARTICLE 8
                                   RISK

Material Change in the Business of GreenWorks

8.1 If any material loss or damage to the GreenWorks Business occurs prior to Closing and such loss or damage, in TTXI's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, TTXI shall, within two (2) days following any such loss or damage, by notice in writing to GreenWorks, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to TTXI's obligations to carry out the transactions contemplated hereby, be vested in GreenWorks or otherwise adequately secured to the satisfaction of TTXI on or before the Closing Date.

Material Change in the TTXI Business

8.2 If any material loss or damage to the TTXI Business occurs prior to Closing and such loss or damage, in GreenWorks's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, GreenWorks shall, within two (2) days following any such loss or damage, by notice in writing to TTXI, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to GreenWorks's obligations to carry out the transactions contemplated hereby, be vested in TTXI or otherwise adequately secured to the satisfaction of GreenWorks on or before the Closing Date.

                                 ARTICLE 9
                                  CLOSING

Closing

9.1 The Acquisition and the other transactions contemplated by this Agreement will be closed at 10:00 a.m. the date immediately following the date which is ten (10) days after the date of mailing to the TTXI shareholders of record of a report on Form 14f1 disclosing the impending change of control of TTXI, or such other date as TTXI, the GreenWorks Shareholders and GreenWorks shall mutually agree upon (the "Closing Date"), at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by GreenWorks

9.2 On or before the Closing, GreenWorks and the GreenWorks Shareholders will deliver or cause to be delivered to TTXI:

     (a) the original or certified copies of the charter documents of GreenWorks and all corporate records documents and instruments of GreenWorks, the corporate seal of GreenWorks and all books and accounts of GreenWorks;

     (b) all reasonable consents or approvals required to be obtained by GreenWorks for the purposes of completing the Acquisition and preserving and maintaining the interests of GreenWorks under any and all GreenWorks Material Contracts and in relation to GreenWorks Assets;

     (c) certified copies of such resolutions of the shareholders and directors of GreenWorks as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (d) an acknowledgement from GreenWorks and the GreenWorks Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

     (e) the certificates or other evidence of ownership of the GreenWorks Shares, together with such other documents or instruments required to effect transfer of ownership of the GreenWorks Shares to TTXI;

     (f) any and all documents reasonably requested by counsel to TTXI in connection with the ESI Asset Purchase Agreement and the closing thereunder; and

     (g) such other documents as TTXI may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by TTXI

9.3 On or before the Closing, TTXI shall deliver or cause to be delivered to GreenWorks and the GreenWorks Shareholders:

     (a) an original or certified copies of the charter documents of TTXI and all corporate records, documents and instruments of TTXI, the corporate seal of TTXI and accounts of TTXI;

     (b) all reasonable consents or approvals required to be obtained by TTXI for the purposes of completing the Acquisition and preserving and maintaining the interests of TTXI under any and all TTXI Material Contracts and in relation to the TTXI Assets;

     (c) share certificates representing the Acquisition Shares duly registered in the names of the GreenWorks Shareholders;

     (d) Demand Notes made payable to the GreenWorks Shareholders in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000);

     (e) certified copies of such resolutions of the directors of TTXI as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (f) a certified copy of a resolution of the directors of TTXI dated as of the Closing Date appointing the nominees of GreenWorks as officers of TTXI, appointing the nominees of the GreenWorks Shareholders to the board of directors of TTXI, and accepting the resignation of DM as a director and officer of TTXI;

     (g) resignation of all other current directors and officers of TTXI;

     (h) an acknowledgement from TTXI of the satisfaction of the conditions precedent set forth in section 7.1 hereof; and

     (i) such other documents as GreenWorks may reasonably require to give effect to the terms and intention of this Agreement.

                                 ARTICLE 10
                            POST-CLOSING MATTERS

Contemporaneous Matters

     Immediately subsequent to the Closing hereof, TTXI, GreenWorks and the GreenWorks Shareholders, as the case may be, shall execute, deliver and fully discharge its obligations under the Share Purchase Agreement (attached hereto as Exhibit 6.1(g)).

Subsequent Matters

     Forthwith after the Closing, TTXI, GreenWorks and the GreenWorks Shareholders, as the case may be, agree to use all their best efforts to:

     (a) issue a news release reporting the Closing;

     (b) not more than seventy five (75) days following the Closing, file an amended Form 8-K which includes the audited financial statements of GreenWorks as well as pro forma financial information of GreenWorks and TTXI as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission; and

     (c) file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the GreenWorks Shareholders.

                                 ARTICLE 11
                            GENERAL PROVISIONS

Notice

11.1 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt.
Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.2 The address for service of notice of each of the parties hereto is as follows:

     (a)  TTXI:

          Telco-Technology, Inc.
          68 Skyview Terrace
          Clifton, New Jersey 07013
          Attn:  Donald McKelvey, Chairman
          Phone:  (973) 523-0835
          Telecopier: (973) 523-0835

          with copies to:

          David M. Kaye, Esq.
          Danzig, Kaye, Cooper & Fiore
          30A Vreeland Road
          Florham Park, New Jersey 07932
          Phone:  (973) 443-0600
          Telecopier: (973) 443-0609

     (b) GreenWorks or the GreenWorks Shareholders:

         411 Hackensack Plaza
         Hackensack, New Jersey 07601
         Attn: James L. Sonageri
         Phone: (201) 646-1000
         Telecopier: (201) 646-1084

         with copies to:

         Richard Lambert, Esq.
         Dunn Lambert, L.L.C.
         80 East State Route 4
         Paramus, New Jersey 07652
         Phone: 201-291-0700
         Telecopier: 201-291-0140

         and,

         Robert Brantl, Esq.
         322 4th Street
         Brooklyn, New York 11215
         Phone: (718) 768-6045

Change of Address

11.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Expenses

11.5 Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Entire Agreement

11.6 The provisions contained herein constitute the entire agreement among GreenWorks, the GreenWorks Shareholders and TTXI respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among GreenWorks, the GreenWorks Shareholders and TTXI with respect to the subject matter hereof.

Enurement

11.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.8 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.10 This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Consent to Jurisdiction.

11.11 The parties hereto hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. The parties agree that service of process may be made in any manner permitted by the laws of the State of New Jersey or the federal laws of the United States in any such action, suit or proceeding against any party with respect to this Agreement, and TTXI and the GreenWorks Shareholder hereby irrevocably designate and appoint Richard Lambert, Esq., as their respective authorized agents upon which process may be served in any such action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of the parties. Service of process upon such authorized agent shall be deemed in every respect, effective service of process upon a party and shall remain effective until any party shall appoint another agent for service or process acceptable to the other Party. The parties agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Exchange Act Reports and Rule 144

11.12 The GreenWorks Shareholders shall cause TTXI to continue to file in a timely manner all required reports pursuant to the Securities Exchange Act of 1934 as amended. Additionally, the GreenWorks Shareholders shall cause TTXI to promptly comply with any request of any current stockholder of TTXI to sell any shares of the TTXI Common Shares pursuant to Rule 144 subject to the receipt of appropriate paperwork. In addition to the foregoing, the parties agree that any time commencing three months after Closing, DCC shall be entitled to execute and deliver to TTXI a standard Rule 144(k) representation letter in such form as attached hereto as Exhibit 11.12 (the "Representation Letter") covering all of the DCC Remaining Shares, as such term is defined in the Share Purchase Agreement (attached hereto as Exhibit 6.1(g)), and will deliver to TTXI the stock certificates representing the DCC Remaining Shares. Upon receipt of such Representation Letter and the aforesaid stock certificates, TTXI and the GreenWorks Shareholders will, without any cost to DCC, cause the TTXI transfer agent to deliver to DCC as soon as possible (but no later than five business days after receipt of the Representation Letter and stock certificates) stock certificates in such denominations as requested by DCC
(the "Replacement Certificates"). Each of the Replacement Certificates shall be issued by TTXI as free trading without any legends thereon and without any "stop transfer" noted with respect thereto.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                              TELCO-TECHNOLOGY, INC.

                              By: /s/Donald McKelvey
                              -----------------------------------
                              Donald McKelvey, Chairman and CEO

                              GREENSPACE CAPITAL, L.L.C.

                              By: /s/Kevin Kreisler
                              -----------------------------------
                              Kevin Kreisler, Member

                              ACUTUS CAPITAL, L.L.C.

                              By: /s/James Sonageri
                              -----------------------------------
                              James Sonageri, Member

                              GREENWORKS CORPORATION

                              By: /s/James Grainer
                              -----------------------------------
                              James Grainer, President

                             SCHEDULE OF EXHIBITS

1.1(b)    Certificate of Designation and TTXI Board Resolution for Issuance of
Acquisition Shares

3.1(b)    TTXI Certificates of Good Standing and Authority

3.1(k)    Schedule of TTXI Liabilities

3.1(bb)   Schedule of TTXI Pending or Threatened Litigation or Governmental
Proceedings

4.1(b)(i) Copies of TTXI Cancellation or Confirmation of Expiration and/or other Termination of TTXI Letter of Intent with CTRHL, and Related
Press Release

5.1(b)    Schedule of Exceptions Regarding Corporate Qualifications/
Certificates of Authority

6.1(g)    Share Purchase Agreement by and among TTXI and the GreenWorks
Shareholders and Donalson Capital Corporation and Don McKelvey

                                EXHIBIT 6.1(G)

                          SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the ____ day of October, 2004

AMONG:

DONALD MCKELVEY, an individual residing at 68 Skyview Terrace, Clifton, New Jersey 07013 ("McKelvey")

AND:

DONALSON CAPITAL CORPORATION, a company formed pursuant to the laws of the State of New Jersey and having an office for business located at 68 Skyview Terrace, Clifton, New Jersey 07013 ("DCC") (McKelvey and DCC being hereinafter collectively referred to as "Sellers")

AND:

TELCO-TECHNOLOGY, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 68 Skyview Terrace, Clifton, New Jersey 07013 ("TTXI")

AND:

GREENSPACE CAPITAL, L.L.C., a New Jersey limited liability company ("Greenspace"), and ACUTUS CAPITAL, L.L.C., a New Jersey limited liability company ("Acutus") (Greenspace and Acutus being hereafter collectively referred to as "Purchasers") with offices located at PO Box 284, Mount Arlington, New Jersey 07856 and 411
Hackensack Ave, Hackensack New Jersey
07601, respectively

WHEREAS:

A. McKelvey is the owner and holder of record of 6,002,500 shares of common stock of TTXI;

B. DCC is the owner and holder of record of 8,500,000 shares of common stock of TTXI;

C. DCC desires to assume and guarantee the payment of certain accounts payable and liabilities of TTXI existing as of the date hereof, as set forth in Section 2.1 below; and

D. The Purchasers desire to purchase 6,002,500 shares of TTXI common stock from McKelvey and 8,065,376 shares of TTXI common stock from DCC
(hereinafter referred to as the "Sellers' Stock"), and McKelvey and DCC desire to sell, or cause to be sold, all said shares of stock upon the terms and subject to the conditions hereinafter set forth.

E. The 434,624 shares of TTXI common stock to be retained by DCC as a result of these transactions comprise a portion of the 500,000 shares of TTXI issued to DCC on March 9, 2001, previously represented by stock certificate no. 1504 of TTXI.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1
                    PURCHASE AND SALE OF SELLERS' STOCK

Purchase and Sale

1.1 Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, Sellers shall sell, convey and transfer, or cause to be sold, conveyed and transferred, the Sellers' Stock, and deliver to the Purchasers certificates representing such stock, and the Purchasers shall purchase the Sellers' Stock in consideration of the purchase price set forth herein. The certificates representing Sellers' Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with medallion signature guarantees in the customary fashion.

Purchase Price

1.2 The Purchasers shall at the Closing pay the aggregate sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) in immediately available funds on a pro rated basis to Sellers for the purchase of the Sellers' Stock.

                                 ARTICLE 2
                        ASSUMPTION OF LIABILITIES

Assumption

2.1 DCC shall assume and guarantee the payment of all of the accounts payable and liabilities of TTXI existing as of the date hereof on a consolidated basis or otherwise constituting a binding obligation of TTXI in excess of the Listed Liabilities. For the purposes hereof, the "Listed Liabilities" are only those accounts payable and liabilities listed on
Schedule 2.1 attached hereto and hereby made a part hereof.
Notwithstanding anything herein to the contrary, DCC shall have no more than ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000) hereunder for any accounts payable and liabilities in excess of the Listed Liabilities.

                                 ARTICLE 3
                         RIGHTS AND RESTRICTIONS

Adjustment

3.1 GreenWorks Merger. DCC's remaining ownership upon the Closing hereof of 434,624 shares of TTXI common stock (the "DCC Remainder Shares") represents one point five (1.5) percent of the issued and outstanding common stock in
TTXI.   The DCC Remainder Shares shall be subject to adjustment, such that the percentage of TTXI issued and outstanding
common stock held by DCC at
closing (one point five (1.5) percent) shall remain constant until, and only until, December 31, 2005. If between the Closing and December 31, 2005, TTXI issues any additional shares of common stock, then, upon each occurrence thereof, DCC shall be issued such additional shares (the "DCC Additional Shares") of common stock so that the sum of DCC Remainder Shares held by DCC at Closing and the sum of any and all DCC Additional Shares issued hereunder shall equal one point five (1.5) percent of the then issued and outstanding
common stock of TTXI.   Notwithstanding the foregoing, in the event that all
of the Series A Preferred Stock of TTXI held by the Purchasers as of the Closing has not been converted into shares of common stock on or prior to December 31, 2005, then DCC shall be issued such number of DCC
Additional Shares which would be required to be issued if all of the Series
A Preferred Stock owned by the Purchasers had in fact been converted into TTXI common stock. Any DCC Additional Shares due hereunder shall be delivered to DCC as soon as practicable after the occurrence of the event which requires the issuance of the DCC
Additional Shares, but no later than five (5) business days thereafter.

                                ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers hereby jointly and severally represent and warrant to the Purchasers as follows:

4.1 Ownership. Each of the Sellers is the sole owner, of record and beneficially, of the number of shares of the common capital stock of TTXI set forth opposite his name above. All such shares are owned by the Sellers, free and clear of any and all liens, pledges, claims, options, charges, or other encumbrances; and upon delivery thereof and payment therefor as herein contemplated, Sellers shall convey to the Purchasers, good and marketable title thereto, free and clear of any liens, pledges, claims, options, charges, or other encumbrances.

4.2 Organization and Good Standing. Each of the Sellers represents and warrants that he has not taken any action which would adversely affect TTXI's status as a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

4.3 Options and Warrants. Each of the Sellers represents and warrants that he has taken no action to grant to any third party any option or other rights to acquire the Sellers' Stock.

4.4 Authority and Compliance. This Agreement has been duly executed and delivered by the Sellers, and each of the Sellers has the full, absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against him in accordance with its terms. Neither the execution and delivery of this Agreement by the Sellers nor the consummation and performance of the transactions contemplated hereby in accordance with the terms hereof (A) requires the approval or consent of, or notice to, any governmental authority or other third party, or (B) will conflict with or result in the breach or default under any agreement or instrument to which either of the Sellers is a party or by which he (or his property) is bound.

4.5 Assets and Properties. Neither of the Sellers has taken any action that would adversely affect TTXI's title to, and right of possession of, all assets and properties reflected on its balance sheet, or acquired by TTXI subsequent to the date of the balance sheet. No personal property utilized in or reasonably necessary to the operations or business of TTXI have been removed by the Sellers from TTXI's premises.

4.6 Legal Proceedings, Etc. Except as set forth in Schedule 4.6 attached hereto, (i) there is no dispute, claim, action, suit, proceeding, arbitration or investigation, either administrative or judicial, pending or threatened by or against or affecting TTXI or its business operations, or any of its assets or properties, whether or not covered by insurance, before or by any court or governmental authority, or before any arbitrator of any kind, and (ii) TTXI is not subject to or in default with respect to any indictment, order, injunction, decree or award of any court, arbitrator or governmental agency.

4.7 Fair Consideration. Each of the Sellers is familiar with TTXI, its assets, liabilities, fiscal affairs, operations and values, and he is fully satisfied that theconsideration to be paid to him for the Sellers' stock is fair and reasonable, and he is not relying upon any representations and warranties as to the adequacy of the consideration to be paid to him.

                                 ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     The Purchasers hereby jointly and severally represent and warrant to the Sellers as follows:

5.1 Legal Proceedings, etc. To the best of the knowledge of the Purchasers, there is no claim, action, suit, proceeding, arbitration or investigation, either administrative or judicial, pending or threatened by or against or affecting the Purchasers which would call into question the validity or legality of the transactions contemplated hereby.

5.2 Authority and Compliance. This Agreement has been duly executed and delivered by the Purchasers, and the Purchasers have the full, absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchasers, enforceable against each of them in accordance with its terms. The execution, delivery and performance of this Agreement by the Purchasers will not conflict with or result in the breach or violation of any term or provision of, or constitute a default under any mortgage, note or other agreement or instrument to which the Purchasers are a party or by which Purchasers are bound.

5.3 No Intent to Distribute. Each of the Purchasers is acquiring the Sellers' stock for investment purposes only and not with a view to the sale or distribution of any thereof, within the meaning of Section 4(2) of the Securities Act of 1933.

5.4 Broker's or Finder's Fee. Neither of the Purchasers has taken any action which could in any way obligate the Sellers to pay any broker's or finder's fee by reason of the transactions herein contemplated.

                                 ARTICLE 6
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASERS

     The obligation of the Purchasers to proceed with the Closing shall be subject to the fulfillment of the obligations herein contained, the delivery of documents herein referred to, and the fulfillment of the conditions set forth below, the fulfillment of any of which the Purchasers may waive in writing:

6.1 Representations and Warranties. The representations and warranties of the Sellers which are contained in Article 4 of this Agreement shall be true in all material respects as of the Closing as though such representations and warranties were made as of the Closing.

6.2 Covenants and Agreements. The Sellers shall have performed and complied in all material respects with all covenants and agreements required by this
Agreement to be performed or complied with by them prior to or at the date of Closing.

6.3 Sellers' Certificate. The Sellers shall have delivered to the Purchasers a certificate, in form and substance satisfactory to the Purchasers, dated the date of Closing, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 hereinabove.

6.4 Approval of Counsel. All actions, proceedings, agreements and documents required to carry out the transactions contemplated by this Agreement and incidental thereto and all other related legal matters shall have been resolved satisfactorily to and approved by Richard J. Lambert, Esq. counsel to the Purchasers, in his reasonable discretion, and such counsel shall have been furnished with such copies (certified, if requested) of all such actions, proceedings, instruments, agreements and documents as he shall have reasonably requested.

                                   ARTICLE 7
             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

     The obligation of the Sellers to proceed with the Closing shall be subject to the fulfillment of the obligations herein contained, the delivery of documents herein referred to, and the fulfillment of the conditions set forth below, the fulfillment of any of which the Sellers may waive in writing:

7.1 Representations and Warranties. The representations and warranties of the Purchasers which are contained in Article 5 of this Agreement, shall be true in all material respects as of the Closing as through such representations and warranties were made as of the Closing.

7.2 Covenants and Agreements. The Purchasers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the date of Closing.

7.3 Officer's Certificate. Each of the Purchasers shall have delivered to the Sellers a certificate, in form and substance satisfactory to the Sellers, dated the date of Closing, certifying, in such detail as the Sellers may reasonably request, to the fulfillment of the conditions specified in Section
7.1 and 7.2 hereinabove.

7.4 Approval of Counsel. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement and incidental thereto and all other related legal matters shall have been resolved satisfactorily to and approved by Danzig, Kaye, Cooper, Fiore & Kay, L.L.P., counsel to the Sellers, in their reasonable discretion, and such counsel shall have been furnished with such copies (certified, if requested) of all such actions, proceedings, instruments, agreements and documents as they have reasonably requested.

                                  ARTICLE 8
                                 THE CLOSING

8.1 Time, Date and Place. The closing hereunder (the "Closing") shall take place at 10:00 a.m. on ___________, 2004 (the "Closing Date"), and shall be conducted at the offices of Dunn Lambert, L.L.C., The Atrium, East 80 Route 4, Paramus, New Jersey 07652.

8.2 Documents to be Delivered by the Purchasers at the Closing. At the Closing hereunder, the Purchasers shall deliver to the Sellers:

     (a) The sum of Two Hundred Thousand Dollars ($200,000) by cashier's check or wire transfer of funds;

     (b) A duly executed certificate in the form described in Section 7.3 above.

8.3 Documents to be Delivered by the Seller. At the Closing hereunder, the Sellers shall deliver to the Purchasers:

     (a) Stock certificates representing all of the shares of Sellers' Stock to be purchased and sold hereunder, together with duly executed stock powers;

     (b) A duly executed certificate in the form described in Section 6.3 above.

8.4 Further Actions. The parties further agree to deliver, each to the other, after the Closing, any further documents or evidence of title and to give such undertakings that may reasonably be required to effectuate this Agreement and to carry out the intent and purpose hereof.

                                  ARTICLE 9
                              INDEMNIFICATION

9.1 Indemnification by the Purchasers. The Purchasers shall indemnify the Sellers and hold them harmless from and against any and all loss, cost, liability and expense, including attorneys' fees and costs of suit, which the Sellers may incur as a result of any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Purchasers under this Agreement, or for any material misrepresentation in or omissions from any other instrument furnished or to be furnished to the Sellers under this Agreement.

9.2 Indemnification by the Sellers. DCC shall indemnify the Purchasers and hold them harmless from and against any and all loss, cost, liability and expense, including attorneys' fees and costs of suit, which they may incur as a result of (i) any damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Sellers under this Agreement, or (ii) any damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of TTXI under that certain Share Purchase and Sale Agreement dated today by and among TTXI, Purchasers and GreenWorks (the "TTXI GreenWorks Agreement"), or (iii) any claim, demand or action, whether based in tort, statute or otherwise (a "Claim"), by a creditor of TTXI with respect to any liabilities of TTXI existing as of the date hereof in excess of the Listed Liabilities; and (iv) any Claim by China Toll Roads Holdings Limited relating to that certain letter of intent described in Section 4.1(b) of the TTXI-GreenWorks Agreement. Notwithstanding anything herein to the contrary, the indemnification to be provided by DCC hereunder shall not exceed ONE HUNDRED EIGHTY FIVE THOUSAND DOLLARS ($185,000) in aggregate.

9.3 Claims for Indemnification. Whenever any claim of indemnification shall arise in favor of a party (the "indemnified party") under this Article 9, the indemnified party shall notify the other party or parties (the "indemnifying party") in writing by personal delivery or certified mail, return receipt requested, within thirty (30) days after the indemnified party has actual knowledge of the facts constituting the basis for such a claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall be deemed agreed to by the indemnifying party unless, within thirty (30) days after the receipt of such notice, the indemnified party is notified in writing that the indemnifying party disputes the right to indemnification as set forth or estimated in such notice. The obligations of the Purchasers and DCC to indemnify under this Article 9 shall expire six (6) years from the Closing Date.

9.4 Third Party Claims. If the facts giving rise to any such indemnification right shall involve any actual or threatened claim or demand by any third party against the indemnified party or any possible claim by the indemnified party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim". If the indemnifying party gives the indemnified party an agreement in writing, in form and substance satisfactory to counsel to the indemnified party, agreeing to indemnify and save the indemnified party harmless from all costs and liability arising from any Third-Party Claim, the indemnifying party may, at its or their own expense, undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it or they may choose, except that no settlement of any action involving claims other than for money damages may be made without the prior written consent of the indemnified party (such consent not to be unreasonably withheld). If by reason of any Third-Party Claim, a lien, attachment, garnishment or execution is placed upon any asset thereof, or any of the property or assets of the indemnified party, then the indemnifying party if it or they desire to exercise their rights to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

9.5 Cooperation. The parties to this Agreement shall execute such powers of attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of the other party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

9.6 Post-Closing Adjustments. If Purchasers shall be entitled to indemnification pursuant to the provisions of this Agreement, including, without limitation, indemnification based upon a claimed breach by DCC of
Section 2.1 hereof, Purchasers shall be entitled to an immediate right of set-off against any monies or property owed by Purchasers to DCC before seeking direct recovery from DCC. Such right of set-off shall be exercised, if at all, only in accordance with the following procedure:

     (a) In the event that Purchasers assert that they are entitled to indemnification pursuant to Article 9 hereof (other than a Third-Party Claim which Sellers shall have undertaken to defend or prosecute in accordance with
Section 9.4 hereof), then Purchasers shall be entitled, in their discretion, to set-off against monies or property owed by Purchasers a sum or value reasonably sufficient to cover the amount asserted by Purchasers to be subject to indemnification. In such event, Purchasers shall mail or deliver to DCC a written notice (the "Set-Off Notice') of such claim specifying in reasonable detail the nature and basis of such claim and the amount thereof and shall promptly respond to any reasonable request for additional information regarding such claim.

     (b) If, within fifteen (15) days after receipt of the Set-Off Notice, DCC responds with a notice of objection to the Set-Off Notice (the notice of objection being hereinafter referred to as the "Objection Notice"), then all parties shall negotiate in good faith to resolve the indemnification claim.

     (c) If the parties fail to resolve the indemnification claim within fifteen (15) days after the Purchasers' receipt of the Objection Notice, then they shall submit to arbitration, pursuant to the Commercial Rules of the American Arbitration Association, in northern New Jersey, and the arbitration determination shall be final and binding upon the parties hereto. In the event that either party's position is substantially confirmed as a result of the arbitration proceedings, then the other party shall pay the prevailing party's costs and expenses of arbitration, including reasonable attorneys' fees and disbursements, within thirty (30) days of the arbitration award. The issue of "substantial confirmation" of a party's position shall be an arbitrable issue in the arbitration proceedings.

     (d) If, after setting off Purchasers' claims, a deficiency results, Purchasers shall be entitled to recover the amount of such deficiency directly from DCC. The amount of any deficiencies determined in such arbitration proceeding to be payable to Purchasers by DCC shall be paid in cash or by bank cashier's or a certified check made payable to the order of Purchasers within fifteen (15) days following written demand therefor.

                                ARTICLE 10
                              MISCELLANEOUS

10.1 Entire Agreement; Modification. This Agreement with the exhibits hereto and other documents referred to herein, constitutes the entire understanding and contains all representations and warranties of the parties hereto relative to the subject matter hereof. This Agreement may be amended only by a written instrument executed on behalf of the Purchasers and by the Sellers.

10.2 Governing Law. All questions relating to the validity, interpretation or performance of this Agreement shall be determined in accordance with the law of the State of New Jersey.

10.3 Notices. Any notice or communication of any party hereto to another shall be deemed to be duly given if and when sent by certified mail, return receipt requested, to the parties at the addresses set forth below. All notices or communications shall be effective upon receipt thereof.

         Sellers:
         Donald McKelvey
         68 Skyview Terrace
         Clifton, New Jersey 07013

         Donalson Capital Corporation
         68 Skyview Terrace
         Clifton, New Jersey 07013

         With copies to:

         Danzig Kaye Cooper Fiore & Kay, LLP
         30A Vreeland Road
         Florham Park, New Jersey 07932
         Attention:  David M. Kaye, Esq.

         Purchasers:
         Greenspace Capital, L.L.C.
         P.O. Box 284
         Mount Arlington, New Jersey 07856

         Acutus Capital, L.L.C.
         411 Hackensack Avenue
         Hackensack, New Jersey 07601

         With copies to:

         Dunn Lambert, L.L.C.
         The Atrium
         East 80 Route 4
         Paramus, New Jersey 07652
         Attention: Richard J. Lambert, Esq.

         Robert Brantl, Esq.
         322 Fourth Street
         Brooklyn, New York 11215


11.4 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed and delivered shall be deemed an original yet all of which together shall constitute but one and the same instrument.

11.5 Headings. The article and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions thereof.

11.6 Non-Assignability. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any right or remedy under or by reason of this Agreement.

11.7 Expenses. The parties hereto shall be responsible for their respective costs and expenses, including attorneys' fees, incurred with respect to the transactions which are the subject of this Agreement.

11.8 Attorneys' Fees. In the event a dispute arises between any of the parties hereto under this Agreement or any of the ancillary agreements to be executed at Closing, which dispute results in litigation, the prevailing party in any such litigation shall be entitled to have his or its attorneys' fees and costs paid by the other party or parties to such litigation.

11.9 Gender. Throughout this Agreement the masculine shall include the feminine and neuter gender and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ATTEST:                                       TELCO-TECHNOLOGY, INC.

_________________________                  By:____________________________
James Grainer, Secretary                      James Grainer, President




WITNESS:                                      THE PURCHASERS:

                                              GREENSPACE CAPITAL, L.L.C.

_________________________                  By: __________________________

                                              Kevin Kreisler, Member


                                              ACUTUS CAPITAL, L.L.C.

_________________________                  By:__________________________
                                              James L. Sonageri, Member


WITNESS:                                      THE SELLERS:

________________________                      __________________________
                                              Donald McKelvey


                                              DONALSON CAPITAL CORPORATION

                                           By:____________________________
                                              Donald McKelvey, President